AMENDMENT TO CONSULTING AGREEMENT



         This Amendment to Consulting Agreement ("Amendment") is entered into by and between Westmark Group Holdings, Inc. ("WGHI") and Harry C. Coolidge. Esq. ("Coolidge") and is made in reference to the following:

         1) On or about January 24, 1996, WGHI and Coolidge entered into a Consulting Agreement ("Agreement"). The Parties desire to modify said Agreement as hereinafter set forth.

         2) Said Agreement is hereby extended for a term of one (1) year commencing February 1, 1997 through and including January 31, 1998.

         3) Compensation shall continue at the same rate including $4,500 payable each pay period ("$9,000 per month") and the issuance of S-8 stock with a net value of $6,000 per month.

         4) Paragraph 4(c) of the Agreement shall be deleted effective February 1, 1997.

         5) Coolidge acknowledges the satisfaction of paragraph 5(a, b & d) of said Agreement.

         6) Coolidge is hereby appointed Corporate Counsel for WGHI effective February 1, 1997.

         7) Except as hereinabove and modified, said Agreement shall continue in full force and effect.



Dated:                                       Dated: 2/4/97

                                             WESTMARK GROUP HOLDINGS, INC.

                                             By: /s/ Mark Schaftlein
 ------------------------                    -------------------------------
 HARRY C. COOLIDGE, ESQ.                     Its: Chief Operating Officer